Exhibit 10.14

ASSUMPTION AGREEMENT; AND AMENDMENT OF LOAN AGREEMENT

THIS ASSUMPTION AGREEMENT; AND AMENDMENT OF LOAN AGREEMENT dated as of May 2, 2005 (the “Agreement”) among Virtual Radiologic Professionals, LLC, a Delaware limited liability company (“VRP LLC”) and Virtual Radiologic Consultants, Inc., a Delaware corporation (the “Company”), and Associated Commercial Finance, Inc., a Wisconsin corporation (the “Lender”).

RECITALS

WHEREAS, Virtual Radiologic Professionals, PLC, a Minnesota professional limited liability company (“VRP PLC”) and the successor by merger with Virtual Radiologic Consultants, LLC, a Delaware limited liability company, and Virtual Radiologic Consultants, Inc., a Minnesota corporation (the “Original VRC INC)”, and the Lender are the parties to that certain Letter Loan Agreement dated as of July 20, 2004, as amended by a letter amendment dated March 16, 2005 (as so amended, the “Loan Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined);

WHEREAS, the Original VRC INC has merged with and into the Company pursuant to a Certificate of Merger filed with the Minnesota Secretary of State and a Certificate of Merger filed with the Delaware Secretary of State, effective on the date hereof (the “VRC Merger”) with the Company being the surviving entity; and

WHEREAS, VRP PLC has merged with and into VRP LLC pursuant to a Certificate of Merger filed with the Minnesota Secretary of State and a Certificate of Merger filed with the Delaware Secretary of State, effective on the date hereof (the “VRP Merger” and collectively with the VRC Merger, the “Mergers”) with the VRP LLC being the surviving entity; and

WHEREAS, as a result of the VRC Merger, the Company has succeeded to the Original VRC INC’s rights, duties, obligations and liabilities under the Loan Agreement and the Loan Documents to which the Original VRC INC is a party in accordance with applicable law; and

WHEREAS, as a result of the VRP Merger, the VRP LLC has succeeded to VRP PLC’s rights, duties, obligations and liabilities under the Loan Agreement and the Loan Documents to which VRP PLC is a party in accordance with applicable law; and

WHEREAS, as a condition to consenting to the Mergers and allowing the Company to succeed to the Original VRC INC’s and VRP PLC’s rights under the Loan Agreement, the Lender has required that the Company and VRP LLC enter into this Agreement to ratify and confirm its assumption of the Original VRC INC’s and VRP PLC’s duties, obligations and liabilities under the Loan Agreement and other Loan Documents to which the Original VRC INC and VRP PLC (as applicable) is a party.

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1. Recitals. The recitals to this Agreement are hereby incorporated by reference as though set forth in this Agreement in their entirety.

2. Assumption; Waiver.

(a) The Company and VRP LLC, as the surviving entities of the Mergers, each hereby expressly assumes and agrees to perform, observe and confirm all and singular, the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of the Original VRC INC or VRP PLC, as applicable, under the Loan Agreement and each other Loan Document to which the Original VRC INC or VRP PLC, as applicable, is a party and any other document or instrument executed and delivered or furnished by the Original VRC INC or VRP PLC, as applicable, in connection therewith. By virtue of the foregoing, the Company and VRP LLC hereby accepts and assumes any and all liability of the Original VRC INC or VRP PLC, as applicable, relating to the assumed Loan Agreement and other Loan Documents and any representation or warranty made by the Original VRC INC or VRP PLC, as applicable, in the Loan Agreement or any other Loan Document to which the Original VRC INC or VRP PLC, as applicable, is a party and confirms and restates all such representations and warranties made by the Original VRC INC or VRP PLC, as applicable, as being true and correct after giving effect to the Merger except for the representations and warranties that relate solely to an earlier date. The Company and VRP LLC each hereby agrees to perform and observe all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of “VRC INC,” “VRP PLC” and/or a “Borrower”, as applicable, under the Loan Agreement and each other assumed Loan Document as if the Company or VRP LLC, as applicable, were a signatory thereto.

(b) Effective immediately upon the effectiveness of the Mergers, the Company and VRP PLCP, as applicable, shall be bound by, and shall enjoy the benefits of, the Loan Agreement and each other Loan Document as if the Company and VRP PLC, as applicable, had been an original party thereto from the original execution and delivery thereof. Effective immediately upon the effectiveness of the Mergers, all references in the Loan Agreement or in any other Loan Document to the “VRC INC” or “VRP PLC” or words of similar effect referring to the Original VRC INC or VRP PLC or shall be deemed to be references to the Company or VRP LLC. respectively. Effective immediately, the Company and VRP LLC hereby grants to the Lender a security interest in all Collateral now or hereafter subject to any security interest granted by any Loan Document to which the Original VRC INC or VRP PLC, as applicable, is a party in the same capacity, and as if it were an original signatory thereto.

(c) Upon the (a) effectiveness of the Mergers, (b) the complete execution and delivery of this Agreement and the Cash Collateral Agreement, and (c) the depositing by the Company of not less than $1,000,000 into the Cash Collateral Account, as defined below), the Lender hereby consents to the Mergers and the transactions completed by the Loan Parties in connection therewith that have been disclosed to the Lender and waives any Default or Event of Default under the Loan Agreement arising therefrom. The waivers and consents set forth above are limited to the express terms thereof, and nothing herein shall be deemed a waiver or by the Lender of any other term, condition, representation or covenant applicable to the Company or VRP LLC under the Loan Documents or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Lender of any other Default or Event of Default, if any, under the Loan Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Company and VRP LLC may rely in the future, and the Company or VRP LLC each hereby expressly waives any claim to such effect.

3. Amendments to Loan Agreement. VRP LLC and the Company, as the Borrowers party to the Loan Agreement, and the Lender hereby agree to further amend the Loan Agreement as follows:

(a) Section 2(a) of the Loan Agreement is amended by deleting the “proviso” clause at the end of the first sentence thereof and substituting the following therefor:

“; provided, however, that the Lender shall not be required to make an Advance if, after giving effect to such Advance, the aggregate amount of the Advances (such aggregate amount being the “Revolving Credit Loan” or the “Loan”) would exceed the lesser of the Line of Credit or the Cash Collateral Amount (as defined below).”

(b) Section 2 of the Loan Agreement is further amended by inserting the following new paragraph at the end thereof:

“Upon or prior to the effectiveness of the Assumption Agreement and Amendment of Loan Agreement dated as of May 2, 2005 (the “Amendment”), the Company shall (a) deposit not less than $1,000,000 into Account No. 2287029777 maintained with ABM (the ‘Cash Collateral Account’) and (b) execute and deliver to the Lender and ABM that certain Collateral Account Agreement in the form prescribed by the Lender (as amended, restated or otherwise modified from time to time, the ‘Cash Collateral Agreement’) with respect to the Cash Collateral Account. For purposes of the this Agreement, the term ‘Cash Collateral Amount’ shall mean, as of any date of determination, the amount stated in U.S. Dollars contained in the Cash Collateral Account.”

(c) Section 2(e) of the Credit Agreement is amended by deleting the clause “Borrowing Base” as it appears therein and by substituting in lieu thereof the clause “Cash Collateral Amount”.

(d) the Loan Agreement is generally amended so that any reference to a “Loan Document” or the “Loan Documents” shall be deemed to include not only the Loan Documents described in Section 1 of the Loan Agreement, but also the Cash Collateral Agreement (as defined above).

4. Representations and Warranties. VRP PLC and the Company, as the Borrowers party to the Loan Agreement hereby jointly and severally represent and warrant to the Lender that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. VRP PLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware

(b) The execution, delivery and performance by each Borrower of this Agreement, the Loan Agreement, as amended by this Agreement, and the other Loan Documents to which any Borrower is a party have been duly authorized by all necessary corporate or company action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of any Borrower’s articles of incorporation, articles of organization, bylaws, operating agreement, member control agreement or any other of such Borrower’s organizational documents, or any agreement binding on or applicable to any Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to any Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any Borrower’s property pursuant to the provisions of any agreement applicable to such Borrower or any of its property;

(b) The representations and warranties contained in Section 6 of the Loan Agreement are true and correct as of the date hereof as though made on that date after giving effect to this letter amendment and waiver except that the representations and warranties set forth in: Section 6(i) of the Loan Agreement to the financial statements of the Borrowers shall be deemed to be a reference to the audited and unaudited financial statements of the Borrowers, as the case may be, then most recently delivered to the Lender pursuant to Section 7(a)(i) or (ii) of the Loan Agreement, as the case may be;

(c) The Loan Agreement, as amended by this Agreement, and the other Loan Documents to which any Borrower is a party remain in full force and effect, are the legal, valid and binding obligations of such Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies;

(d) No events have taken place and no circumstances exist at the date hereof which would give any Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the obligations of such Borrower under the Loan Agreement or any other Loan Document; and (ii) each Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which such Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to such Borrower in connection with the Loan Documents and the transactions related thereto; and

(e) No Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this Agreement.

5. Further Assurances. At any time and from time to time, upon the Lender’s request and at the joint and several expense of the Borrowers, the Borrowers will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Lender may deem reasonable to effect the purposes of this Agreement, including, (without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction in order to place on the public records notice of the effect of this Agreement.

6. Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any document, certificate or statements delivered by the Company in connection herewith shall survive the execution and delivery of this Agreement.

7. Successors and Assigns. This Agreement shall be binding upon the Company and VRP PLC and their respective successors and assigns and shall inure to the benefit of the Lender and its successor and assign.

8. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Minnesota.

9. Assumption by Law. The assumption of liabilities under this Agreement is in addition to the Company’s and VRP PLC’s assumption of the Original VRC INC’s and VRP PLC’s, as applicable, liabilities by operation of law as a result of the Mergers. Nothing in this Agreement shall be construed as a limitation on the Company’s or VRP PLC’s respective obligation as the surviving party of the Mergers.

10. Reference to and Effect on the Loan Documents.

(a) From and after the date of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to Loan Agreement , and each reference to the “Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to Loan Agreement in any other Loan Document shall mean and be a reference to Loan Agreement as amended hereby.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any such other Loan Document.

11. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Agreement and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrowers shall jointly and severally pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrowers’ paying or omission to pay, such taxes or fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Virtual Radiologic Professionals, LLC

By:	/s/ Sean O. Casey
Name:	Sean O. Casey
Its:	President

Virtual Radiologic Consultants, Inc.

By:	/s/ Sean O. Casey
Name:	Sean O. Casey
Its:	President

Subscribed and sworn to before me this 2nd day of May, 2005.
/s/ Tonya R. LaBrec
Notary Public

Associated Commercial Finance, Inc.

By:	/s/ Kevin M. Flaherty
Name:	Kevin M. Flaherty
Its:	Assistant Vice President